UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

Tiger Oil and Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-53241 20-5936198

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number)

7230 Indian Creek Ln. Ste. 201 Las Vegas, NV 89149

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 839-4029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement.

Tiger Oil and Energy, Inc. has signed an election to participate in the first of three wells with TOTO Energy LLC in Cowley County Kansas. Tiger will earn a 30% working interest and a 24.45% Net Royalty Interest in the well. Cost of the first well has increased to $630,000 because of the cold weather for drilling and fracking each well with Tiger’s cost of 30% to be $189,000 per well and will be scheduled for early spring.

Toto Energy LLC will be the operator of these wells. Toto is a Texas oil and gas producer with over 100,000 acres under lease in Kansas currently for future joint development. Toto has been aggressively drilling in Kansas in 2013 with 8 wells completed and four more in stages of completion by December in Cowley County KS.

Exhibits

No. Exhibits

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99 Election Notice

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER OIL AND ENERGY, INC.

By:__/s/ Kenneth B. Liebscher____________________________

Kenneth B. Liebscher, President and

Chief Executive Officer

EXHIBIT INDEX

No. Exhibits

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99 Election Notice

2